Exhibit 10.1
Harbin Electric, Inc.

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu

Harbin Kai Fa Qu, Harbin, China 150060
December 11, 2008,
effective as of August 31, 2008

Shelton Technology LLC
1685 W. Hamlin Road
Rochester Hills, MI 48309
Attention: Shaotang Chen

Amendment to Letter Agreement

Reference is made to a certain Letter Agreement (the “Agreement”), dated as of April 9, 2007, between Harbin Electric, Inc., a Nevada corporation, and Shelton Technology, LLC, a Michigan limited liability company.  Capitalized terms used herein that are not defined shall have the respective meanings given to them in the Agreement.

Section 3(a) of the Agreement is amended by changing the date August, 31, 2008 to December 31, 2008 (thereby extending the Term through such date).

The first sentence of Section 4 is amended to read as follows:

By notice given to Shelton by December 31, 2008, each of Harbin and the Venture shall have the right to require Shelton to contribute to the Venture the Licensed Assets and the Customer Accounts, free and clear of Liens (as defined in Section 8(e)), in consideration for a limited liability company interest in Venture entitling Shelton to a 49% share of Venture’s profits, losses, and distributions of its assets.

Except as expressly amended or waived or otherwise specifically provided herein, all of the terms and conditions of the Agreement shall remain in full force and effect.

Please acknowledge your agreement to the foregoing, by signing in the space provided below.

Very truly yours,
HARBIN ELECTRIC, INC.

By: /s/ Tianfu Yang
Its: Chairman and Chief Executive Officer

CONSENTED AND AGREED TO:
SHELTON TECHNOLOGY, LLC

By: /s/ Shaotang Chen

By: /s/ Julie Xie
Its: Directors